UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  FORM 8-K / A

                             AMENDED CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of report (date of earliest event reported): June 30, 2004

                        DENTAL PATIENT CARE AMERICA, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


             UTAH                    333-37842                  87-0639343
 -----------------------------   -----------------        ----------------------
 (State or Other Jurisdiction    (Commission File             (IRS Employer
      of Incorporation)               Number)             Identification Number)



                      2825 E. Cottonwood Parkway, Suite 500
                           Salt Lake City, Utah 84121
                     ---------------------------------------
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (801) 990-3314


                               MOUNTAIN OIL, INC.
                             3191 NORTH CANYON ROAD
                                 PROVO, UT 84604
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.01. Acquisition or Disposition of Assets.

         On July 30, 2004, Registrant acquired Dental Cooperative, Inc. by means of a merger whereby Dental Cooperative, Inc. merged with a wholly owned special purpose subsidiary of Registrant and became itself a wholly owned subsidiary of Registrant. Shares of Registrant's common stock were exchanged for all of the issued and outstanding shares of Dental Cooperative, Inc.

         As part of the agreement for the acquisition of Dental Cooperative, Inc., Registrant agreed to change its name to DENTAL PATIENT CARE AMERICA, INC. This name-change action was effective on July 7, 2005.


Item 9.01. Financial Statements

         Registrant herewith files certain financial statements for Dental Cooperative, Inc., as follows:

         Balance Sheets of Dental Cooperative, Inc.

         As required by Section 3-01 of Regulation SX, the audited balance sheets for Dental Cooperative, Inc. for the fiscal years ended December 31, 2003 and 2002, and the unaudited balance sheets for the fiscal period ended June 30, 2004, are presented below:

                                                                 June 30,                 December 31,
                                                                   2004       -------------------------------------
                                                                (Unaudited)          2003              2002
                                                             ------------------------------------------------------
     Assets

Current assets:
     Cash                                                     $         29,348  $        181,439 $          85,771
     Restricted cash                                                    20,304            39,431             2,459
     Accounts receivable                                                41,262            50,183            38,459
     Prepaids and other assets                                               -             2,590             1,850
                                                             ------------------------------------------------------

                  Total current assets                                  90,914           273,643           128,539

Property and equipment, net                                              2,395             1,765             2,245
Other assets                                                               750                 -                 -
                                                             ------------------------------------------------------

                                                              $         94,059  $        275,408 $         130,784
                                                             ======================================================

-------------------------------------------------------------------------------------------------------------------

     Liabilities and Stockholders' Deficit

Current liabilities:
     Accounts payable                                         $         71,183  $         69,888 $          38,851
     Accrued expenses                                                   56,572            48,648            55,855
     Claim reserve                                                      20,304            39,431             2,490
     Related-party notes payable                                       155,515           175,515           216,555
     Member deposit payable                                            115,770           115,770           115,770
                                                             ------------------------------------------------------
                  Total current liabilities                            419,344           449,252           429,521

Commitments and contingencies                                                -                 -                 -

Stockholders' deficit:
     Preferred stock, $.001 par value, 5,000,000 shares
       authorized; 0 shares issued and outstanding                           -                 -                 -
     Common stock, 50,000,000 shares authorized;
       21,149,762, 18,823,288 and 17,883,288 shares
       issued and outstanding, respectively                            298,517           298,517            16,517
     Accumulated deficit                                              (623,802)         (472,361)         (315,254)
                                                             ------------------------------------------------------

                  Total stockholders' deficit                         (325,285)         (173,844)         (298,737)
                                                             ------------------------------------------------------

                                                              $         94,059  $        275,408 $         130,784
                                                             ======================================================


                        See accompanying notes to consolidated financial statements


Income Statements of Dental Cooperative, Inc.

         As required by Regulation SX, the audited income statements for Dental Cooperative, Inc. for the fiscal years ended December 31, 2003 and 2002, and the unaudited income statements for the fiscal periods ended June 30, 2004 and 2003 are presented as follows (pursuant to Section 3-05 of Regulation SX, no income statement information is presented for the fiscal year ended December 31, 2001):

                                                    Six Months       Six Months
                                                       Ended            Ended                Years Ended
                                                     June 30,          June 30,               December 31,
                                                       2004              2003      ---------------------------------
                                                    (Unaudited)       (Unaudited)        2003           2002
                                                -------------------------------------------------------------------
Cooperative - revenues                           $        201,384  $       194,951 $      401,375 $        383,239
Insurance revenues                                        131,820           16,843        134,120                -
                                                -------------------------------------------------------------------
                                                          333,204          211,794        535,495          383,239

Cost and expenses:
     Insurance claims and direct costs                    129,927           11,868        121,903                -
     Member incentives                                     60,504           51,082         95,899           99,016
     General and administrative expense                   289,041          132,569        473,211          271,063
                                                -------------------------------------------------------------------
              Income (loss) from operations              (146,268)          16,275       (155,519)          13,160
                                                -------------------------------------------------------------------

Other income (expense):
     Interest income                                        6,707           11,262         22,172           23,568
     Interest expense                                     (11,880)         (11,880)       (23,760)         (23,760)
                                                -------------------------------------------------------------------

              Total other income (expense)                 (5,173)            (618)        (1,588)            (192)
                                                -------------------------------------------------------------------

              Net loss before benefit
              for income taxes                           (151,441)          15,657       (157,107)          12,968

Income tax benefit                                              -                -              -                -
                                                -------------------------------------------------------------------

Net (loss) income                                $       (151,441) $        15,657 $     (157,107)$         12,968
                                                ===================================================================

Net (loss) income per common share
 - basic and diluted                             $          (0.01) $             - $        (0.01)$           0.00
                                                ===================================================================

Weighted average shares outstanding
 - basic and diluted                                   21,149,762       21,149,762     17,992,822       17,716,408
                                                ===================================================================


                  See accompanying notes to consolidated financial statements



Statement of Stockholders' Deficit of Dental Cooperative, Inc.

As required by Regulation SX, the audited statements of Stockholder Deficit for Dental Cooperative, Inc. at December 31, 2003 and 2002, and at June 30, 2004 are presented as follows:

                                                               Commpn Stock
                                                      ------------------------------      Accumulated
                                                             Shares         Amount          Deficit           Total
                                                      -----------------------------------------------------------------
Balance, January 1, 2002                                    8,048,649 $        8,057  $      (328,222) $      (320,165)

Recapitalization                                            9,411,644              -                -                -

Common stock issued for services                              422,995          8,460                -            8,460

Net income                                                          -              -           12,968           12,968
                                                      -----------------------------------------------------------------

Balance, December 31, 2002                                 17,883,288         16,517         (315,254)        (298,737)

Common stock issued for services                              190,000         57,000                -           57,000

Stock options exercised                                       750,000        225,000                -          225,000

Net loss                                                            -              -         (157,107)        (157,107)
                                                      -----------------------------------------------------------------

Balance, December 31, 2003                                 18,823,288        298,517         (472,361)        (173,844)

Common stock issued for reverse acquisition                 2,326,474              -                -                -

Net loss (unaudited)                                                -              -         (151,441)        (151,441)
                                                      -----------------------------------------------------------------

Balance, June 30, 2004 (unaudited)                         21,149,762 $      298,517  $      (623,802) $      (325,285)
                                                      =================================================================


                  See accompanying notes to consolidated financial statements


Statements of Cash Flows of Dental Cooperative, Inc.

As required by Section 3.02 of Regulation SX, the audited statements of cash flows for Dental Cooperative, Inc. for the fiscal years ended December 31, 2003 and 2002, and the unaudited statements of cash flows for the fiscal periods ended June 30, 2004 and 2003 are presented as follows. (Pursuant to Section 3-05 of Regulation SX, no statement of cash flows is presented for the fiscal year ended December 31, 2001)

                                                     Six Months       Six Months
                                                        Ended            Ended                Years Ended
                                                      June 30,         June 30,              December 31,
                                                        2004             2003       --------------------------------
                                                     (Unaudited)      (Unaudited)         2003            2002
                                                  ------------------------------------------------------------------
Cash flows from operating activities:
     Net (loss) income                             $       (151,441)$         15,657 $     (157,107) $       12,968
     Adjustments to reconcile net (loss) income
       to net cash (used in) provided by
       operating activities:
         Depreciation                                           240              239            480             480
         Common stock issued for services                         -                -         57,000           8,460
         Decrease (increase) in:
              Restricted cash                                19,127           (9,929)       (36,972)         (2,459)
              Accounts receivable                             8,921           (1,150)       (11,724)         11,203
              Short-term notes receivable                         -          (82,100)             -               -
              Prepaid and other assets                        1,840              900          (740)            (900)
         Increase (decrease) in:
              Accounts payable                                1,295            1,145         31,037         (22,623)
              Accrued liabilities                             7,924           (7,219)        (7,207)         14,712
              Claim reserve                                 (19,127)           6,635         36,941           2,490
                                                  ------------------------------------------------------------------

                  Net cash (used in) provided by
                  operating activities                     (131,221)         (75,822)       (88,292)         24,331
                                                  ------------------------------------------------------------------

Cash flows used in investing activities-
     purchase of property and equipment                        (870)               -              -            (767)
                                                  ------------------------------------------------------------------

Cash flows from financing activities:
     Proceeds from exercise of stock options                      -                -        225,000               -
     Payments of long-term debt                             (20,000)               -        (41,040)        (44,147)
                                                  ------------------------------------------------------------------

                  Net cash provided by (used in)
                  financing activities                      (20,000)               -        183,960         (44,147)
                                                  ------------------------------------------------------------------

Net increase (decrease) in cash and
  cash equivalents                                         (152,091)         (75,822)        95,668         (20,583)

Cash and cash equivalents at beginning of year              181,439           85,771         85,771         106,354
                                                  ------------------------------------------------------------------

Cash and cash equivalents at end of year           $         29,348 $          9,949 $      181,439  $       85,771
                                                  ==================================================================



                               See accompanying notes to consolidated financial statements


                 Mountain Oil, INC. AND Dental COOPERATIVE, INC.
                    NOTES TO HISTORICAL FINANCIAL STATEMENTS

1.   Summary of            Unaudited Financial Statements
     Significant           ------------------------------
     Accounting            The unaudited financial statements include the
     Policies              accounts of Dental Cooperative, Inc. and include all
                           adjustments (consisting of normal recurring items) which are, in the opinion of management, necessary to present fairly the financial position as of June 30, 2004 and the results of operations and cash flows for the six months ended June 30, 2004. The results of operations for the six months ended June 30, 2004 are not necessarily indicative of the results to be expected for the entire year.

                           Nature of Business
                           ------------------
                           Dental Cooperative, Inc. (the Company) dba Dental Patient Care America, Inc., was organized in 1998 for the purpose of organizing dentists into a cooperative model of contractually networked practices, allowing member dentists to access a variety of benefits from the cooperative structure. Such benefits include programs to purchase supplies, laboratory and other operating services, insurance and employee benefits programs, and opportunities for profit sharing through the cooperative model. Various dental patient marketing programs are also provided, such as the organization of its member dentists into a network, which offers dental care plans to employers and other groups under the trade names "Intermountain Dental Plans" and "Dentist Direct". The Company acts as either a third party administrator or insurance broker for dental insurance.

                           Going Concern
                           -------------
                           The accompanying financial statements have been prepared assuming that the company will continue as a going concern. For the year ended December 31, 2003, the Company had negative cash flows from operations, had an operating loss, and had negative working capital. These conditions raise substantial doubt about the ability of the company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                           Management's plans regarding its working capital deficit, cash flows from operations and profitability include: capitalizing on the conclusion in 2003, of four years of development and operational testing of the Cooperative concepts and operating models for independent practicing member dentists. 2003 also concludes one complete year of operational testing and refinement of the design and marketing of a family of dental insurance products, which management believes are unique in all the industry. These tested models are not capital intensive, with very low fixed costs and variable costs that are largely discretionary. The annual loss and accumulated deficit at the end of 2003, were a significant part of the result of the discretionary distribution of member incentives.

1.   Summary of            Operational revenues and the exercise of member stock
     Significant           options caused actual year-end cash balances to be
     Accounting            more than double those at December 31, 2002.
     Policies              Management believes the infrastructure is in place
     Continued             for the rapid and profitable growth of these business
                           models on a multi-State basis, starting in 2004. This growth plan for these tested business models is believed to be self funding and not dependent on the infusion of capital.

                           Management has, however, for several years, been evaluating membership models which would involve the financing of individual member dentist practices. Management is now in the process of evaluating financing options for this type of membership model and plans to introduce this model during 2004. There can be no assurance that the Company will be successful in its efforts to operate profitably or to secure debt or equity financing should the need arise.

                           Estimates
                           ---------
                           The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           Concentration of Credit Risk
                           ----------------------------
                           Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management's expectations.

                           The Company maintains cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

1.   Summary of            Cash and Cash Equivalents
     Significant           -------------------------
     Accounting            The Company considers all highly liquid debt
     Policies              instruments with initial maturities of three months
     Continued             or less to be cash equivalents.

                           Restricted Cash and Claim Reserve
                           ---------------------------------
                           The Company acts as a third party administrator for dental insurance. Amounts received by the Company to pay for claims are classified as restricted cash with a corresponding liability for a claim reserve.

                           Property and Equipment
                           ----------------------
                           Property and equipment are recorded at cost.
                           Depreciation on property and equipment is computed on the straight-line method over the estimated useful lives of the assets, which are estimated to be between four and seven years. Maintenance, repairs, and renewals, which neither materially add to the value of the assets nor appreciably prolong their lives, are charged to expense as incurred. Gains and losses from dispositions of fixed assets are reflected in the Statement of Operations.

                           Impairment of Long-Lived Assets
                           -------------------------------
                           The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through undiscounted future cash flows. If it is determined that an impairment loss has occurred based on expected cash flows, such loss is recognized in the statement of income. During the years ended December 31, 2003 and 2002, there were no impairments.

                           Revenue Recognition
                           -------------------
                           The Company charges its member dentists membership fees, marketing fees for referrals provided by the Company, and receives rebates from the suppliers for purchases of dental equipment for its members. These revenues are recognized when a valid contract exists, services have been rendered, fees are fixed and determinable, and collection is reasonably assured.

                           Revenue Recognition of Panel Access Fees
                           ----------------------------------------
                           Third parties contract with the Company to be able to use the Company's panel of dentists as providers. The Company charges a panel access fee. Panel access fee revenue is recognized monthly as access is provided since a binding agreement has been entered into, services have been rendered, the price is fixed and determinable, collection is reasonably assured and the Company has no significant obligations remaining.

1.   Summary of            Advertising
     Significant           -----------
     Accounting            The Company expenses the cost of advertising as
     Policies              incurred. For the years ended December 31, 2003 and
     Continued             2003, advertising expenses totaled approximately
                           $9,000 and $8,000, respectively, and are included in selling general and administrative expense in the accompanying statement of operations.

                           Income Taxes
                           ------------
                           Deferred taxes are computed using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

1.   Summary of            Stock Based Compensation
     Significant           ------------------------
     Accounting            The Company accounts for stock-based compensation
     Policies              under the recognition and measurement principles of
     Continued             APB Opinion No. 25, Accounting for Stock Issued to
                           Employees, and related interpretations, and has adopted the disclosure only provisions of SFAS No.
                           123, "Accounting for Stock-Based Compensation".
                           Accordingly, no compensation cost has been recognized for these plans except for options that were repriced on September 15, 2003 and are subject to variable accounting. Compensation cost for repriced stock options has been recorded in accordance with FASB
                           Interpretation Number 44, "Accounting for Certain
                           Transactions Involving Stock Compensation". From the time of the repricing until December 31, 2003, the exercise price of the repriced options was greater than the market value of the stock. Accordingly, there was no compensation expense relating to the repriced options recorded during the period. Had compensation cost for these plans been determined based upon the fair value at the grant date consistent with the methodology prescribed under SFAS
                           No. 123, the Company's net earnings would not have been materially different as the value of options were insignificant.

                           The fair value of each option grant is estimated in the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                                December 31,
                                                         -----------------------
                                                             2003         2002
                                                         -----------------------
                             Expected dividend yield            -             -
                             Expected price volatility          -             -
                             Risk-free interest rate         3.07%         4.56%
                             Expected life of options      5 years       5 years

1.   Summary of            Earnings Per Share
     Significant           ------------------
     Accounting            The computation of diluted earnings per common share
     Policies              is based on the weighted average number of shares
     Continued             outstanding during the year, plus the common stock
                           equivalents. Common stock equivalents arising out of stock options issued to employees and nonemployees totaling 0 and 5,307,000 shares of common stock were outstanding at December 31, 2003 and 2002, respectively, with conversion prices between $1.00 and $5.00 at December 31, 2002. Common stock equivalents have not been included in the diluted earnings per share calculation for the year ended
                           December 31, 2003 because there were none. Common stock equivalents have not been included in the diluted earnings per share calculation for the year ended December 31, 2002 because the effect would be antidilutive.

2.   Property              Property and equipment consists  of the following as
     and                   of December 31:
     Equipment
                                                             2003        2002
                                                         -----------------------
                           Furniture and equipment       $    4,214   $   4,214
                           Less accumulated
                             depreciation                    (2,449)     (1,969)
                                                         -----------------------
                                                         $    1,765   $   2,245
                                                         =======================

                           Depreciation expense totaled $480 the years ended December 31, 2003 and 2002.


3.   Accrued               Accrued expenses consists of the following as of
     Expenses              December 31:

                                                            2003          2002
                                                         -----------------------

                           Accrued interest              $   40,148   $  35,280
                           Accrued payroll and other          8,500      20,575
                                                         -----------------------
                                                         $   48,648   $  55,855
                                                         =======================

4.   Related-              The Company has unsecured notes payable to certain
     Party                 officers and directors totaling $175,515 and $216,555
     Notes                 as of December 31, 2003 and 2002, respectively. Of
     Payable               these notes $132,000 as of December 31, 2003 and 2002
                           bear interest at 18%, are due on demand and are in default. As of December 31, 2003 and 2002, $43,515 and $84,555 respectively were non-interest bearing and due on demand.

5.   Member                The member deposit consists of a dentist member's
     Deposit               deposit with the Company in anticipation of an
                           agreement by the Company to fund the purchase of their dental practice. As of December 31, 2003 and 2002, the Company has not funded any such dental practice purchase and holds a deposit amount of $115,770 due to the dentist so long as the Company has not purchased the practice.

6.   Commitments  and      Employment Agreements
     Contingencies         ---------------------
                           The Company has employment agreements with the CEO and COO of the Company which obligate the Company to pay an aggregate sum of $400,000 per year, plus discretionary bonuses, beginning June 1999 through June 2004. The CEO and the COO have waived the Company's obligation and their claims on these agreements through December 31, 2003.

                           Operating Lease
                           ---------------
                           The Company leases office space and equipment under cancelable operating leases. Total rent expense related to these non-cancelable operating leases for the years ended December 31, 2003 and 2002, was approximately $38,000 and $37,000, respectively.

7.   Income Taxes          The provision for income taxes is different than
                           amounts which would be provided by applying the statutory federal income tax rate to income before income taxes for the following reasons at December
                           31:

                                                               2003       2002
                                                           ---------------------
                           Federal income tax (provision)
                             benefit at statutory rate      $ 59,000   $ (4,000)
                           Change in valuation allowance     (59,000)     4,000
                                                           ---------------------
                                                            $      -   $      -
                                                           =====================


                           Deferred tax assets (liabilities) are comprised of the following as of December 31:

                                                               2003       2002
                                                           ---------------------
                           Net operating loss              $  36,000   $  4,000
                           Claim reserve                      15,000      1,000
                           Capitalized leg                    13,000          -
                           Valuation allowance               (64,000)    (5,000)
                                                           ---------------------
                                                           $       -   $      -
                                                           =====================

                           At December 31, 2003, the Company has net operating loss carryforwards available to offset future taxable income of approximately $96,000, which will begin to expire 2019. The utilization of the net operating loss carryforwards is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carryforwards as a result of the changes in ownership.

                           A valuation allowance has been recorded to offset the net deferred tax asset due to the uncertainty surrounding its realization.

8.   Stock-Based           As of December 31, 2002, the Company had 5,307,000
     Compensation          options outstanding, to purchase shares of the
                           Company's common stock. The options were exercisable at amounts in the range of $1.00 to $5.00 and were all fully vested. On September 15, 2003, the Company repriced all outstanding employee and nonemployee stock options. Options previously granted at exercise prices ranging from $1.00 to $5.00 were repriced to $0.30 per share, which was greater than the market price for the Company's common stock on the date of such repricing. In addition, the options were made to expire if they were not exercised by September 30, 2003. As of December 31, 2003 there were no stock options outstanding.

                           Changes in stock options were as follows:

                                                              Shares      Price
                                                              Under       Range
                                                             Options      Shares
                                                           ---------------------
                           Outstanding at January 1, 2002   1,927,000 $     5.00
                           Granted                          3,380,000       1.00
                                                           ---------------------
                           Outstanding at December 31, 2002 5,307,000  1.00-5.00
                           Exercised                         (750,000)      0.30
                           Expired or canceled             (4,557,000)      0.30
                                                           ---------------------
                           Outstanding at December 31, 2003         - $        -
                                                           =====================


9.   Supplemental          During the years ended December 31, 2003 and 2002 the
     Disclosure of         Company paid the following amounts for interest and
     Cash Flow             income taxes:
     Information
                                                            2003          2002
                                                        ------------------------
                           Cash paid for:
                             Interest                   $   17,272   $        -
                                                        ========================
                             Income taxes               $        -   $        -
                                                        ========================

10.  Recent                In April 2003, the FASB issued SFAS No. 149,
     Accounting            "Amendment of Statement 133 on Derivative Instruments
     Pronounce-            and Hedging Activities." SFAS 149 provides for
     ments                 certain changes in the accounting treatment of
                           derivative contracts. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except for certain provisions that relate to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, which should continue to be applied in accordance with their respective effective dates. The guidance should be applied prospectively. The adoption of SFAS No. 149 did not have a material impact on the Company's financial statements.

                           In May 2003, the FASB issued SFAS No. 150,
                           "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This new statement changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheets. Most of the guidance in SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company's financial statements.

                           In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51". This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The Interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. For public enterprises with a variable interest in a variable interest entity created before February 1, 2003, the Interpretation is applied to that enterprise no later than the beginning of the first interim or annual reporting period beginning after June 15, 2003. The Company does not expect the adoption of Interpretation No. 46 to have a material impact on the Company's future results of operations or financial position.

10.  Recent                The Emerging Issues Task Force issued EITF No. 00-21,
     Accounting            "Revenue Arrangements with Multiple Deliverables"
     Pronounce-            addressing the allocation of revenue among products
     ments                 and services in bundled sales arrangements. EITF
     Continued             00-21 is effective for arrangements entered into in
                           fiscal periods after June 15, 2003. The Company does not expect the adoption of EITF No. 00-21 to have a material impact on the Company's future results of operations or financial position.

                           In December 2003, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin
                           (SAB) No. 104, Revenue Recognition. SAB 104 revises or rescinds portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB 104 did not have a material effect on the Company's results of operations or financial condition.


11.  Subsequent            On January 22, 2004, the Company signed a tentative
     Event                 merger agreement with Mountain Oil, Inc. The
                           transaction is subject to shareholder approval of both Mountain Oil, Inc. and Dental Cooperative, Inc.

Pro Forma Financial Information

Pro Forma Combined Statements of Operation

The following unaudited pro forma Combined Statements of Operations combine the results of operations of Mountain Oil, Inc. ("Mountain Oil") and the results of operations of Dental Cooperative, Inc. ("Dental") for the six months ended June 30, 2004 and the year ended December 31, 2003 and reflect the spin-off of Oakridge Resources, Inc. and the reverse merger, as if the reverse merger transaction between these companies and spin-off had occurred on January 1, 2003.

The pro forma combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of Mountain Oil and Dental. These pro forma financial statements are not necessarily indicative of the combined results of operations which might have existed for the period indicated or the results of operations as they may be in the future.

A pro forma balance sheet has not been included because the historical balance sheet reported in the Company's report on Form10-QSB for the period ended June 30, 2004 reflected the spin-off of Oakridge Resources, Inc. and the reverse acquisition of Mountain Oil and Dental.

                                                  Year Ended December 31, 2003

(in thousands, except per share data)
                                                                      Dental
                                                 Mountain Oil      Cooperative            Adjustments      Pro Forma
 Revenues                                             $  64,000         $ 437,357  [B]         (64,000)       $437,357
                                               ------------------------------------------------------------------------


Member incentives                                             -            95,899                               95,899
General Administrative                                   60,000           496,977                              556,977
Depreciation and depletion                              103,000                 -  [B]        (103,000)              -
                                               ------------------------------------------------------------------------

                Total costs and expenses                163,000           592,876                              652,876
                                               ------------------------------------------------------------------------

Income / Loss from operations                           (99,000)         (155,519)                            (254,519)

Other income (expense):
  Interest income                                             -            24,795                               24,795
  Interest expense                                            -           (26,383)                             (26,383)
                                               ------------------------------------------------------------------------

                Total other income (expense)                  -            (1,588)                              (1,588)
                                               ------------------------------------------------------------------------

Loss from operations before provision for
  income taxes, change in accounting
  principle,  and discontinued operations               (99,000)         (157,107)                            (217,107)

Benefit from income taxes                                     -                 -
                                               ------------------------------------------------------------------------

Loss from continuing operations                         (99,000)         (157,107)                            (217,107)

Discontinued operations:
Gain (loss) from discontinued oil and gas
  production activities including gain on
  disposal of $191,000 in 2003                          176,000                 -  [B]        (176,000)              -
                                               ------------------------------------------------------------------------
Net income (loss) before cumulative effect
  of a change in accounting principle                    77,000          (157,107)                            (217,107)
                                               ------------------------------------------------------------------------
Cumulative effect of a change in accounting
  principle - asset retirement obligation               (37,000)                -               37,000               -
                                               ------------------------------------------------------------------------
Net income (loss)                                 $      40,000         $(157,107)                           $(217,107)
                                               ===================================                       ==============

Income (loss) applicable to common shares         $        0.02       $     (0.02)                          $    (0.01)
                                               ===================================                       ==============

Weighted average shares
  Outstanding (basic and diluted)                     2,458,000         8,589,000  [A]      18,823,288      21,281,288
                                               ===================================                       ==============



See Notes to Unaudited Pro Forma Combined Financial Statements

                                              Six months ended June 30, 2004

(in thousands, except per share data)
                                                                        Dental
                                                  Mountain Oil       Cooperative            Adjustments      Pro Forma
Revenues                                            $    26,500        $ 333,204   [B]         (26,500)      $ 333,204
                                            ----------------------------------------------------------------------------

Member incentives                                             -           60,504                                60,504
General Administrative                                   53,772          418,968                               472,740
Depreciation and depletion                               52,000                    [B]         (52,000)              -
                                            ----------------------------------------------------------------------------

               Total costs and expenses                 105,772          479,472                               533,244
                                            ----------------------------------------------------------------------------

Loss from operations                                    (79,272)        (146,268)                             (200,040)

Other income (expense):
  Interest income                                             -            9,294                                 9,294
  Interest expense                                            -          (14,467)                              (14,467)
                                            ----------------------------------------------------------------------------

               Total other income (expense)                   -           (5,173)                               (5,173)
                                            ----------------------------------------------------------------------------

Loss from operations before provision for
  income taxes and discontinued operations              (79,272)        (151,441)                             (205,213)

Benefit from income taxes                                     -                -                                     -
                                            ----------------------------------------------------------------------------

Loss from continuing operations                         (79,272)        (151,441)                             (205,213)

Discontinued operations: Gain from
  disposal of discontinued oil and gas
  production activities                                   6,000                -   [B]          (6,000)              -
                                            ----------------------------------------------------------------------------
Net loss                                        $       (73,272)      $ (151,441)                            $(205,213)
                                            ====================================                       =================


Income (loss) per share - basic and
  diluted                                       $         (0.03)      $    (0.02)                              $ (0.01)
                                            ====================================                       =================

Weighted average shares

Outstanding (basic and diluted)                       2,458,000        9,420,000   [A]      18,823,288      21,281,288
                                            ====================================                       =================

See Notes to Unaudited Pro Forma  Combined Financial Statements


                 MOUNTAIN OIL, INC. AND DENTAL COOPERATIVE, INC.
            NOTES TO UNAUDITED PROFORMA COMBINED FINANCIAL STATEMENTS

Note 1 -                   Mountain Oil, Inc. ["Mountain Oil"] is incorporated
Mountain Oil,              under the laws of the state of Utah and was
Inc.                       previously involved in the development and operation
                           of oil and gas wells. Mountain Oil has substantially discontinued its gas and oil producing activities and, prior to the reverse acquisition, was operating as a lessor of its gas and oil properties and related property and equipment.

Note 2 - Dental            Dental Cooperative, Inc. ["Dental"], dba Dental
Cooperative, Inc.          Patient Care America, Inc., is incorporated under the
                           laws of the state of Utah and was organized in 1998 for the purpose of organizing dentists into a cooperative model of contractually networked practices, allowing member dentists to access a variety of benefits from the cooperative structure.
                           Such benefits include programs to purchase supplies, laboratory and other operating services, insurance and employee benefits programs, and opportunities for profit sharing through the cooperative model. Various dental patient marketing programs are also provided, such as the organization of its member dentists into a network, which offers dental care plans to employers and other groups under the trade names
                           "Intermountain Dental Plans" and "Dentist Direct".
                           Dental acts as either a third party administrator or insurance broker for dental insurance.

Note 3 -                   On June 30, 2004, Mountain Oil completed a plan of
Proforma                   share exchange wherein Mountain Oil acquired 100% of
Adjustments                Dental through the issuance of 18,823,288 shares of
                           common stock in a transaction wherein Dental became a wholly-owned subsidiary of Mountain Oil. Upon closing of the transaction, the shareholders of Dental owned approximately 88% of the issued and outstanding shares of the Company. Because the shares issued in the transaction represent control of the total shares of the outstanding common stock of Mountain Oil immediately following the transaction, the transaction was accounted for as a reverse acquisition by Dental. Because the transaction was accounted for as a reverse acquisition by Dental, no value is recorded for the shares of common stock issued in the transaction.

                           Pro forma adjustments on the attached financial statements include the following:

                           [A] The pro-forma (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the reverse acquisition, as though such shares had been outstanding from the beginning of the periods presented. Dilutive earnings per share were not presented, as the effect was anti-dilutive for the periods presented.

                           [B] To reflect the spin-off of Oakridge Resources, Inc., a wholly-owned subsidiary of Mountain Oil, to Mountain Oil shareholders. Per the agreement and plan of share exchange, Oakridge Resources, Inc. will be simultaneously spun off to Mountain Oil shareholders.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



September 16, 2004                             DENTAL PATIENT CARE AMERICA, INC.



                                               By:  /s/  A. R. Thorup
                                                   -----------------------------
                                                   A. R. Thorup, Secretary